Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of August 19, 2016, by and among REV GROUP, INC. (F/K/A ALLIED SPECIALTY VEHICLES, INC.), a Delaware corporation (the “Borrower”), each of the undersigned subsidiaries of the Borrower, as Guarantor Subsidiaries, the Lenders party hereto constituting the Requisite Lenders (determined immediately prior to giving effect to the First Amendment) and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has entered into that certain Revolving Credit and Guaranty Agreement, dated as of October 21, 2013, among the Borrower, the Guarantor Subsidiaries party thereto, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), DBNY, as Issuing Bank, Swing Line Lender, Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, as contemplated by Section 10.5 of the Credit Agreement, the parties hereto have agreed, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof, to amend certain terms of the Credit Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

SECTION 1.    RULES OF CONSTRUCTION. The rules of construction specified in Section 1.4 of the Credit Agreement shall apply to this First Amendment, including the terms defined in the preamble and recitals hereto.

SECTION 2.    AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction (or waiver in writing by the Requisite Lenders and the Administrative Agent) of the conditions set forth in Section 5 hereof, and in accordance with Section 10.5 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)    Section 1.1 of the Credit Agreement is hereby amended by (x) adding in the appropriate alphabetical order the following new definitions:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of August 19, 2016, by and among the Borrower, the Guarantor Subsidiaries party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” as defined in the First Amendment.

“Specified Availability” means as of any date of determination, without duplication of amounts calculated thereunder, the sum of the Excess Availability plus Specified Suppressed Availability as at such date.

“Specified Suppressed Availability” means an amount, if positive, by which the Aggregate Borrowing Base as then in effect exceeds the aggregate amount of the Total Commitment as then in effect; provided that if Specified Suppressed Availability exceeds an amount equal to 2.5% of the lesser of (A) the Total Commitment as then in effect and (B) the Aggregate Borrowing Base as then in effect (such amount, the “Specified Suppressed Availability Cap”), then Specified Suppressed Availability shall be deemed to be the Specified Suppressed Availability Cap.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

and (y) amending and restating the following definitions in their entirety as follows:

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, and subject to availability, a variable rate of interest equal to: (x) (a) the rate of interest determined by the Administrative Agent at which deposits in Dollars are offered for the relevant Interest Period based on information presented on Reuters Screen LIBOR01 or LIBOR02 (or such other comparable or successor page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as of 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Reuters Screen LIBOR01 or LIBOR02 (or such other comparable or successor page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Administrative Agent) will be the rate used, or (b) if the rate under preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date, divided by (y) a percentage equal to 100% minus the then stated maximum amount of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any members of the Federal Reserve System in respect of a Eurodollar Rate Loan or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). Notwithstanding anything to the contrary in the foregoing, if the Adjusted Eurodollar Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Compliance Period” means any period (x) commencing on the date on which Specified Availability is less than the greater of (i) 12.5% of the lesser of (A) the Total Commitment as then in effect and (B) the Aggregate Borrowing Base as then in effect and (ii) $10,000,000 and (y) ending on the first date thereafter on which Specified Availability has been equal to or greater than the greater of (i) 12.5% of the lesser of (A) the Total Commitment as then in effect and (B) the Aggregate Borrowing Base as then in effect and (ii) $10,000,000 in either case for thirty consecutive days.

“Dominion Period” means any period (x) commencing on the date on which Specified Availability is less than the greater of (i) 12.5% of the lesser of (A) the Total Commitment as then in effect and (B) the Aggregate Borrowing Base as then in effect and (ii) $10,000,000, in either case for five consecutive Business Days and (y) ending on the first date thereafter on which Specified Availability has been greater than the greater of (i) 12.5% of the lesser of (A) the Total Commitment as then in effect and (B) the Aggregate Borrowing Base as then in effect and (ii) $10,000,000 in either case for thirty consecutive days.

“Maximum Incremental Commitment Amount” means (x) $100,000,000, minus the aggregate principal amount of Incremental Commitments incurred in reliance on this clause (x) provided to the Borrower pursuant to Section 2.23 after the First Amendment Effective Date plus (y) an amount, if positive, by which the Aggregate Borrowing Base as then in effect exceeds the aggregate amount of the Total Commitment as then in effect (immediately prior to giving effect to any Incremental Commitments incurred in reliance on this clause (y)); provided that such amounts shall not be reduced by any Incremental Commitments provided to the Borrower prior to the First Amendment Effective Date; provided, further, that no Incremental Commitments shall be incurred under clause (y) prior to the incurrence of all Incremental Commitments permitted to be incurred under clause (x) (it being understood that Incremental Commitments may be incurred under clauses (x) and (y), in a single transaction by first incurring such Incremental Commitments pursuant to clause (x) and then calculating the incurrence of any additional Incremental Commitments under clause (y).

“Payment Conditions” means that at the time of each action or proposed action and after giving effect thereto each of the following conditions are satisfied: (a) no Default or Event of Default shall have occurred and be continuing; (b) Specified Availability (on the date of such action or proposed action after giving effect to any Loans incurred (or to be incurred) or Letters of Credit issued (or to be issued) on such date in connection with such action or proposed action) and Historical Excess Availability (calculated on a pro forma basis in accordance with the definition thereof) each shall exceed the greater of (A) 15.0% of the lesser of (i) the Total Commitment as in effect on such date and (ii) the Aggregate Borrowing Base as then in effect and (B) $12,500,000, (c) the Fixed Charge Coverage Ratio for the four-Fiscal Quarter period then last ended for which financial statements have been delivered pursuant to Section 5.1(b) or 5.1(c) calculated on a pro forma basis in accordance with Section 1.3 as if such action or proposed action had occurred on the first day of such period shall be at least 1.00:1.00; provided that if Specified Availability and Historical Excess Availability (in each case, on the date of such action or proposed action after giving effect to any Loans incurred (or to be incurred) or Letters of Credit issued (or to be issued) on such date in connection with such action or proposed action) each shall exceed the greater of (A) 20% of the lesser of (i) the Total Commitment as in effect on such date and (ii) the Aggregate Borrowing Base as in effect on such date and (B) $20,000,000, then compliance with this clause (c) shall not be required, and (d) the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer certifying as to compliance with preceding clauses (a) through (c) (if applicable) and demonstrating (in reasonable detail) the calculations required by preceding clauses (b) and (c) (if applicable). It being understood and agreed that for purposes of using the Payment Condition as a condition for any Investment (including a Permitted Acquisition), any Restricted Junior Payment or any payment of Indebtedness pursuant to Section 6.14 permitted pursuant to this Agreement, the calculations of Specified Availability for purposes of this definition shall include Qualified Cash on the date of such proposed transaction (as opposed to the Qualified Cash as reflected in the then current Borrowing Base Certificate) and the Payment Conditions shall be calculated using such Qualified Cash as of the date of, and after giving effect to, any such proposed transaction.

“Total Commitment” means, at any time, the aggregate Commitments of the Lenders at such time. The Total Commitment as of the First Amendment Effective Date is $200,000,000.

(b)    Section 5.6 of the Credit Agreement is hereby amended by replacing all references to “Excess Availability” with “Specified Availability”;

(c)    The Credit Agreement is hereby further amended by adding the following new Section 10.24 at the end thereof:

“10.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write- down and conversion powers of any EEA Resolution Authority.”;

(d)    The Credit Agreement is hereby further amended by deleting Section 5.10 thereof in its entirety and inserting the following new Section 5.10 in lieu thereof:

“5.10 Subsidiaries. In the event that any Person after the Closing Date either (x) becomes a wholly-owned Domestic Subsidiary of the Borrower (other than an Excluded Subsidiary) or (y) is required to become a Guarantor Subsidiary pursuant to clause (ii) of the definition thereof, the Borrower will, at its expense, (a) promptly cause such Domestic Subsidiary to become a Guarantor Subsidiary hereunder and a Grantor under the Pledge and Security Agreement and Intercreditor Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(g), 3.1(j), 5.14(a)(iii) and 5.17; provided that any action set forth in Sections 3.1(g)(i) (except with respect to delivery of UCC financing statements and originals of securities), 3.1(g)(ii), 3.1(g)(v), 5.14(a)(iii) and 5.17 shall be permitted to be taken within 30 days (subject to extensions in the reasonable discretion of the Administrative Agent) following the date of such event and (c) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Credit Parties to the Administrative Agent as to such matters set forth in this Section 5.10 as the Administrative Agent may reasonably request. In the event that any Person becomes a Foreign Subsidiary of the Borrower, and the ownership interests of such Foreign Subsidiary are owned by a Credit Party, such Credit Party will take all of the actions referred to in Section 3.1(g) necessary to grant and to perfect a Second Priority Lien in favor of the Collateral Agent, for the benefit of the Revolving Secured Parties, under the Pledge and Security Agreement; provided that any action set forth in Sections 3.1(g)(i) (except with respect to delivery of UCC financing statements and originals of securities), 3.1(g)(ii) and 3.1(g)(v) shall be permitted to be taken within 30 days (subject to extensions in the reasonable discretion of the Administrative Agent) following the date of such event; provided, further, that in no event shall the ownership interests of any Excluded Asset (as defined in the Pledge and Security Agreement) be pledged. With respect to each such Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Borrower, and (ii) all of the data required to be set forth in Schedule 4.2 with respect to all Subsidiaries of the Borrower; provided, such written notice shall be deemed to supplement Schedule 4.2 for all purposes hereof. Notwithstanding anything to the contrary contained above in this Section 5.10 (but subject to Section 5.14), actions required by the applicable Credit Party to perfect the Collateral Agent’s security interest on behalf of the Revolving Secured Parties in any personal property Collateral shall not be required to be taken by any Credit Party to the extent that (I) the Borrower has made a reasonable request therefor to the Administrative Agent, (II) the perfection of such security interest cannot be accomplished by filing a UCC financing statement, a filing in the U.S. Patent and Trademark Office or the U.S. Copyright Office and/or delivery of such Collateral to the Collateral Agent, (III) the Administrative Agent has reasonably determined that the incremental costs of perfecting the security interest with respect thereto materially exceeds the practical benefits of the perfected security interest afforded thereby and (IV) no such steps are being taken to perfect such security interests in respect of the Secured Notes or the Additional Secured Notes.”; and

(e) The Requisite Lenders hereby waive the Borrower’s requirement under Section 5.10 of the Credit Agreement to provide a Nevada local law opinion to the Administrative Agent pursuant to the terms thereof in connection with REV Parts, LLC, a Nevada limited liability company, becoming a Guarantor Subsidiary.

SECTION 3.    REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment and (ii) on and after the effectiveness of this First Amendment, this First Amendment shall for all purposes constitute a “Credit Document” under and as defined in the Credit Agreement and the other Credit Documents.

SECTION 4.    REPRESENTATIONS & WARRANTIES. In order to induce the Lenders and the Administrative Agent to enter into this First Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent on and as of the First Amendment Effective Date that:

(a)    The execution, delivery and performance by such Credit Party of this First Amendment will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Restricted Subsidiaries, any of the Organizational Documents of the Borrower or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Restricted Subsidiaries (other than any Liens created (x) under any of the Credit Documents in favor of the Collateral Agent, on behalf of Revolving Secured Parties, (y) under the Secured Notes and the Secured Notes Documents in favor of the Secured Notes Collateral Agent, on behalf of the Secured Notes Secured Parties, and (z) under the Additional Secured Notes and the Additional Secured Notes Documents in favor of the Additional Secured Notes Collateral Agent, on behalf of the Additional Secured Notes Secured Parties, and (in the case of preceding clauses (y) and (z)) subject to the terms of the Intercreditor Agreement), or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, except for such approvals or consents obtained on or before the First Amendment Effective Date.

(b)    Each Credit Party party hereto has the requisite power and authority to execute, deliver and perform the terms and provisions of this First Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance by it of this First Amendment. Each Credit Party has duly executed and delivered this First Amendment, and this First Amendment, the Credit Agreement as amended hereby and each other Credit Document to which such Credit Party is a party constitutes its legally valid and binding obligation, enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 5. CONDITIONS PRECEDENT. This First Amendment shall become effective as of the first date (the “First Amendment Effective Date”) when each of the conditions set forth in this Section 5 shall have been satisfied:

(i)    The Administrative Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this First Amendment from each Credit Party named on the signature pages hereto, the Administrative Agent and the Requisite Lenders.

(ii)    All fees and expenses (including all invoiced reasonable out-of-pocket costs, fees and expenses of counsel to the Administrative Agent) shall have been paid to the extent earned, due and owing and otherwise payable or reimbursable pursuant to the terms of the Credit Documents and otherwise invoiced or agreed prior to the First Amendment Effective Date.

(iii) Both immediately before and after giving effect to this First Amendment, (a) no Default or Event of Default shall have occurred or be continuing or result therefrom and (b) all representations and warranties contained in this First Amendment, the Credit Agreement and each of the other Credit Documents shall be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date, it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of any such date.

(iv)    The Administrative Agent shall have received a customary certificate from each Credit Party, dated the First Amendment Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, with appropriate insertions, together with (a) certified copies of the certificate or articles of incorporation and by-laws (or other equivalent Organizational Documents), as applicable, of such Credit Party, (b) customary resolutions of such Credit Party referred to in such certificate, (c) incumbency or specimen signatures which identify by name and title the Authorized Officer or authorized signatory of such Credit Party authorized to sign this First Amendment, and (d) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the First Amendment Effective Date and certifying as to the good standing of such Credit Party (but only if the concept of good standing exists in the applicable jurisdiction); provided that in the case of preceding clause (a), such documents shall not be required to be delivered with respect to any Person that was a Credit Party immediately prior to the First Amendment Effective Date if such certificate includes a certification by such officer that the applicable Organizational Documents delivered to the Administrative Agent in connection with the establishment of the Incremental Commitments on the April 22, 2016 (the “Incremental Commitment Agreement Effective Date”), remain in full force and effect and have not been amended, modified, revoked or rescinded since the Incremental Commitment Agreement Effective Date.

(v) On the First Amendment Effective Date, the Administrative Agent shall have received a customary opinion of Ropes & Gray LLP, special counsel to the Credit Parties, (i) in form and substance consistent with the legal opinion delivered on the Closing Date with such changes as shall be reasonably satisfactory to the Administrative Agent, (ii) addressed to the Administrative Agent and the Lenders and (iii) dated the First Amendment Effective Date.

SECTION 6.    MISCELLANEOUS PROVISIONS.

(a)    Ratification. This First Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Credit Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

(b)    Governing Law; Submission to Jurisdiction, Etc.. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.15 and 10.16 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(c)    Severability. Section 10.11 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d)    Counterparts; Headings. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment. The Administrative Agent may also require that signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of this First Amendment or signature delivered by telecopier, .pdf or other electronic imaging means. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this First Amendment.

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IN WITNESS WHEREOF, the Credit Parties hereto have caused their duly Authorized Officers to execute and deliver this First Amendment as of the date first above written.

REV GROUP, INC. (E/K/A ALLIED SPECIALTY

By:	/s/ Dean J. Nolden
Name:	Dean J. Nolden
Title:	Treasurer & Chief Financial Officer

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

AIP/FW FUNDING, INC.
CAPACITY OF TEXAS, INC.
CHAMPION BUS, INC.
COLLINS BUS CORPORATION
COLLINS I HOLDING CORP.
COLLINS INDUSTRIES, INC.
COMPRESSED AIR SYSTEMS, INC.*
ELDORADO NATIONAL (CALIFORNIA), INC.
ELDORADO NATIONAL (KANSAS), INC.
E-ONE,INC.
GENERAL COACH AMERICA, INC.
GOLDSHIELD FIBERGLASS, INC.
GOSHEN COACH INC.
HALCORE GROUP, INC.
HORTON ENTERPRISES, INC.
KME GLOBAL, LLC
KME HOLDINGS, LLC
KME RE HOLDINGS, LLC
KOVATCH MOBILE EQUIPMENT CORP.
MOBILE PRODUCTS, INC.
REV AMBULANCE GROUP ORLANDO, INC. (F/K/A
WHEELED COACH INDUSTRIES, INC.)
REV FINANCIAL SERVICES LLC
REV RECREATION GROUP, INC. (F/K/A
FLEETWOOD RV, INC.)
REV RTC, INC., each as a Guarantor Subsidiary

By:	/s/ Dean J. Nolden
Name:	Dean J. Nolden
Title:	Treasurer & Chief Financial Officer

*	Compressed Air Systems, Inc., a Pennsylvania corporation with entity number 2886396.

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Lender

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

ALLY BANK, as Lender

By:	/s/ Joseph Skaferowsky
Name:	Joseph Skaferowsky
Title:	Authorized Signatory

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

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SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG REV GROUP, INC., CERTAIN OF ITS SUBSIDIARIES PARTY THERETO FROM TIME TO TIME AS GUARANTOR SUBSIDIARIES, THE LENDERS PARTY THERETO FROM TIME TO TIME, AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:
BMO Harris Bank N.A.

/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Managing Director

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

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SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG REV GROUP, INC., CERTAIN OF ITS SUBSIDIARIES PARTY THERETO FROM TIME TO TIME AS GUARANTOR SUBSIDIARIES, THE LENDERS PARTY THERETO FROM TIME TO TIME, AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: SunTrust Bank

By:	/s/ Earl Garris
Name:	Earl Garris
Title:	Director

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

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SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF THE DATE

FIRST WRITTEN ABOVE, AMONG REV

GROUP, INC., CERTAIN OF ITS

SUBSIDIARIES PARTY THERETO FROM

TIME TO TIME AS GUARANTOR SUBSIDIARIES, THE LENDERS PARTY THERETO FROM TIME TO TIME, AND DEUTSCHE BANK AG NEW YORK

BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Webster Business Credit Corporation

/s/ James Cullen
By:	James Cullen
Title:	VP

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

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SIGNATURE PAGE TO THE FIRST AMENDMENT, DATED AS OF THE DATE

FIRST WRITTEN ABOVE, AMONG REV

GROUP, INC., CERTAIN OF ITS

SUBSIDIARIES PARTY THERETO FROM

TIME TO TIME AS GUARANTOR SUBSIDIARIES, THE LENDERS PARTY THERETO FROM TIME TO TIME, AND DEUTSCHE BANK AG NEW YORK

BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: CITIZENS

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

[Rev Group - Signature Page to First Amendment to Credit Agreement (2016)]

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